Exhibit 10.27

AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (“Amendment”) is dated June 18, 2021, and made by and between CONIFER HOLDINGS, INC. (“Borrower”), and THE HUNTINGTON NATIONAL BANK

(“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower has executed and delivered that certain Promissory Note dated as of June 21, 2018, in the original principal amount of Ten Million Dollars ($10,000,000) payable to Lender, as amended (the “Note”);

WHEREAS, Borrower and Lender desire to amend the Note as set forth herein; NOW, THEREFORE, the parties agree as follows:

1.	The Maturity Date of the Note is now December 1, 2022.

2.	The three paragraphs of the Note beginning with the paragraph which begins with “LIBOR Transition” are deleted and the following substituted in their places:

“LIBOR Transition. On March 5, 2021 the Financial Conduct Authority, the regulatory supervisor of LIBOR’s administrator, announced in a public statement the future cessation or loss of representativeness of the one-month LIBOR tenor setting. Notwithstanding anything to the contrary in this Note or the Loan Documents (as defined in the Credit Agreement), Bank may amend this Note to replace the LIBO Rate with a Replacement Index and, from time to time, Bank may amend this Note to make such technical, administrative or operational changes that Bank reasonably determines are appropriate to reflect the adoption of such Replacement Index and permit the administration thereof by Bank. Any amendment pursuant to this paragraph shall become effective upon written notice thereof to Borrower, without any further action or consent of Borrower. As used in this paragraph:

“LIBOR” means the London interbank offered rate for U.S. dollars.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Index” means the sum of: (x) the alternate index rate (which will be based on SOFR) that has been selected by Bank and (y) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the one-month tenor of LIBOR with a SOFR-based rate; provided, that if the Replacement Index shall be less than one half of one percent (1/2%) , such rate shall be deemed to be one half of one percent (1/2%) for purposes of this Note. If such alternate index rate becomes unavailable, Bank may select a replacement index rate and spread adjustment giving due consideration to (i) any selection or recommendation by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for such rate or adjustment.

“SOFR” means a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

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Tax Treatment. The parties hereto hereby acknowledge and agree that they have entered into this Note on an arms-length basis, after bona fide negotiations with respect to the terms hereof, and in connection therewith mutually agree that the fair market value of the Note immediately before the modification set forth in the LIBOR Transition provisions of this Note (the “Fallback Amendment”) is substantially equivalent to the fair market value thereof immediately after the modification set forth in the Fallback Amendment.”

3.	This Amendment may be executed in counterparts, each of which shall constitute an original and all of which shall together constitute one and the same Amendment.

4.	Capitalized terms not defined herein shall have the meanings ascribed to them in the Note.

5.	Borrower is responsible for all costs incurred by Lender, including, without limitation, reasonable attorneys’ fees, with regard to the preparation and execution of this Amendment.

6.	The execution of this Amendment shall not be deemed to be a waiver of any Event of Default.

7.	This Amendment is not an agreement to any further or other amendment of the Note.

8.	Borrower expressly acknowledges and agrees that except as expressly amended by this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

[Remainder of Page Left Intentionally Blank]

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All signatures on file

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LENDER:

THE HUNTINGTON NATIONAL BANK

By:

Christopher M. Phillips

BORROWER:

CONIFER HOLDINGS, INC.

By:	Brian Roney

Its:Senior Vice PresidentIts:President

By:	Nicholas Petcoff

Its:Executive Vice-President

[Signature Page to Amendment to Promissory Note (17801166]